Exhibit 10.39

ENTREPRENEUR GROWTH CAPITAL
505 PARK AVENUE, NEW YORK, NY 10022

February 11, 2008

Able Energy, Inc.
198 Green Pond Road
Rockaway, NJ 07866

Ladies and Gentlemen:

We refer you to that certain Loan and Security Agreement between ABLE ENERGY, INC., ABLE OIL COMPANY, ABLE ENERGY NEW YORK, INC., ABLE ENERGY TERMINAL, LLC, and ABLE PROPANE, LLC (collectively referred to as "Borrower") and ENTREPRENEUR GROWTH CAPITAL, LLC ("EGC") dated May 13, 2005 (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Loan Agreement.

Borrower requests that EGC make an advance to the Borrower in excess of its borrowing availability under the Loan Agreement in the amount of $250,000.00 (the "Overadvance") and EGC is amenable to making the Overadvance available to Borrower under the following terms and conditions:

1.	Upon execution of this letter agreement, EGC shall make one or more advances to Borrower in the aggregate amount of $250,000.00, which amount shall become part of the Obligations.

2
The Overadvance will be identified on EGC' books as a separate loan and Interest on the Overadvance shall be charged at the Accounts Interest Rate specified in Section 3.1 of the Loan Agreement. The interest associated with this Overadvance shall be in addition to the Minimum Monthly Interest Charge and shall not be considered when determining if the Minimum Monthly Interest Charge is applicable.

3.
Borrower agrees to repay the Overadvance, and hereby authorizes EGC to reduce the Overadvance by applying $10,000.00 per business day from Borrower's availability under the Loan Agreement. The daily repayment of the Overadvance shall commence February 12, 2008 and shall continue each business day thereafter until the Overadvance is paid in full. In addition, the Overadvance shall be reduced by the amount of proceeds received by EGC from the sale of Able Melbourne, in inverse order of maturity. Notwithstanding the foregoing, the outstanding amount of the Overadvance shall be immediately due and payable upon (a) the occurrence and continuation of an Event of Default under the Loan Agreement; or (b) termination of the Loan Agreement, whether by default, acceleration or otherwise.

4.
Notwithstanding anything set forth to the contrary in the Loan Agreement, Borrower shall pay EGC an accommodation fee for arranging the Overadvance as follows: (a) a non-refundable fee in the amount of one percent (1.0%) of the gross amount of the Overadvance (i.e., $2,500.00) fully earned and payable on the day the Overadvance is extended.

5.
In addition to the foregoing, Borrower agrees that EGC may charge an internal transfer fee of $5.00 per transfer associated with the payments of the Overadvance and Borrower shall also remit to EGC a $250.00 documentation fee in consideration of EGC documenting this accommodation.

Borrower further agrees that EGC may transfer funds from Borrower's accounts receivable account in payment of all obligations due under the Overadvance, including but not limited to the: (a) the payments specified above, (b) the fees specified herein, and (c) the interest and fees specified in the Loan Agreement and herein.

Borrower acknowledges that (a) EGC's agreement to provide the Borrower with this Overadvance shall not obligate EGC to make any other overadvances or any other additional accommodations to or for the benefit of the Borrower, and (b) additional overadvances, if any, requested by Borrower will be subject to additional fees and charges. Moreover, any future overadvances will continue to be discretionary and require, among other things, certain financial information such as cash flows and uses, and repayment terms.

Except as hereby or heretofore amended or supplemented, the Loan Agreement shall remain in full force and effect in accordance with its original terms and conditions.

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If the foregoing correctly sets forth your and our understanding, please execute the enclosed copy of this letter in the spaces provided below and return such executed copy to the undersigned as soon as possible. This letter amendment may be executed in counterparts. Each counterpart shall be deemed an original but all of which together shall constitute one and the same instrument An executed facsimile of this letter amendment shall be deemed to be a valid and binding agreement between the parties hereto.

Very truly yours,

ENTREPRENEUR GROWTH CAPITAL

By: /s/ Charles Bert Name: Charles Bert Title: Vice President

CONSENTED AND AGREED TO this 11 day of February 2008

ABLE ENERGY, INC.	ABLE ENERGY, INC.
a Delaware Corporation	a New Jersey Corporaton

By: /s/ Gregory Frost	By: /s/ Christopher Westad
Name: Gregory Frost	Name: Christopher Westad
Title: Chief Executive Officer	Title: President

ABLE ENERGY NEW YORK, INC.
a New York Corporation

By: /s/ Christopher Westad
Name: Christopher Westad
Title: President

ABLE PROPANE, LLC	ABLE ENERGY TERMINAL, LLC
a New Jersey limited liability company	a New Jersey limited liability company

By: Able Energy, Inc.	By: Able Energy, Inc.
Its: Sole Member	Its: Sole Member

By: /s/ Christopher Westad Name: Christopher Westad Title: President	By: /s/ Christopher Westad Name: Christopher Westad Title: President